Exhibit 21.01

SUBSIDIARIES OF CHOICE HOTELS INTERNATIONAL, INC.

711 West Development Park, LLC, a Delaware limited liability company

Brentwood Boulevard Hotel Development, LLC, a Delaware limited liability company

Capital Horizon Fund, LLC, a Delaware limited liability company

Choice Capital Corp., a Delaware corporation

Choice Hotels Australia Pty. Ltd., an Australian company

Choice Hotels International Asia Pacific, Pty. Ltd., an Australian company

Choice Hotels International Services Corp., a Delaware corporation

Choice Hotels Limited, a Cayman Islands company

Choice Hotels Netherlands Antilles N.V., a Netherlands Antilles corporation

Choice Hotels Singapore Pte. Ltd., a Singapore company

Choice Hotels Systems, Inc., a Canadian corporation

Choice International Hospitality Services Licensing Co. B.V., a Netherlands company

Choice International Hospitality Services, Inc., a Delaware corporation

Choice International Hospitality Services USA, Inc., a Delaware corporation

Dry Pocket Road Hotel Development, LLC, a Delaware limited liability company

Flag Choice Hotels Limited, an Australian company

Flag International G.m.b.H., a German company

Park Lane Drive Hotel Development, LLC, a Delaware limited liability company

Quality Hotels Limited, a United Kingdom company